Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact Information:
Cedar Shopping Centers, Inc.
Leo S. Ullman, Chairman, CEO and President
(516) 944-4525
lsu@cedarshoppingcenters.com
CEDAR SHOPPING CENTERS ANNOUNCES FIRST QUARTER RESULTS
— Increases in Revenues, Income and Funds From Operations —
— Maintains Strong Occupancy Levels —
Port Washington, New York — May 5, 2009 — Cedar Shopping Centers, Inc. (NYSE: CDR) today reported its financial results for the quarter ended March 31, 2009.
Highlights For The First Quarter Ended March 31, 2009
•	Net income attributable to the Company’s common shareholders was $4.0 million ($0.09 per share) as compared to $3.1 million ($0.07 per share) for the comparable quarter of 2008, an increase of 28.5%.
•	Funds from Operations (“FFO”) for the quarter increased 12.9% to $15.5 million ($0.33 per share/OP unit) as compared to $13.7 million ($0.30 per share/OP unit) for the comparable quarter of 2008.
•	Revenues for the quarter increased 7.5% to $46.9 million from $43.6 million for the comparable quarter of 2008.
•	Occupancy for the Company’s stabilized portfolio remained approximately 95% and total portfolio occupancy, including development and redevelopment properties, remained approximately 92%.
Leo Ullman, Cedar’s CEO, stated, “Our excellent financial results for the quarter ended March 31, 2009 reflect the continued strength of our Company’s “bread and butter”, primarily super-market-anchored shopping centers. We are executing well on our business plan and we continue to take steps to reinforce the defensive low-risk profile of our portfolio and our operations.”
Financial and Operating Results
Net income and FFO for the first quarter of 2009, as compared to the corresponding quarter of 2008, include the following:

•	An increase in expense of $0.8 million ($0.02 per share) related primarily to a canceled acquisition and required expensing of certain acquisition transaction costs under SFAS no. 141R.
•	A reduction in expense of $1.7 million ($0.04 per share) for mark-to-market gains relating to stock-based compensation;
•	A reduction in net interest expense of $0.9 million ($0.02 per share) exclusive of interest incurred for acquisitions;
•	An increase in bad debt expense of $0.4 million ($0.01 per share).
A reconciliation of net income attributable to common shareholders to FFO is contained in the table accompanying this release.
Same Property Results
The Company owned 117 properties throughout both the first quarters of 2009 and 2008. Same property net operating income was $30.3 million in the first quarter of 2009 as compared to $31.3 million in the comparable quarter of 2008. Bad debt expense was 1.3% of total revenues in the first quarter of 2009 as compared to 0.3% in the comparable period of 2008 and 1.8% in the fourth quarter of 2008. Bad debt expense for the first quarter of 2008 reflected the benefit of bad debt recoveries resulting from billing system improvements. Expense recoveries were 78% of billable expenses in the three-month periods ended March 31, 2009 and 2008.
Leasing Activity
In the first quarter of 2009, the Company signed 38 renewal leases totaling approximately 200,000 square feet of gross leasable area (GLA) with an average increase in base rents of 3.5%. With respect to such renewals, the Company agreed to rent concessions for four tenants totaling 39,000 square feet; the remaining 34 renewal leases, totaling approximately 161,000 square feet, had average rent increases of 8.4%. The Company signed 19 new leases totaling approximately 95,000 square feet with an average base rent of $12.72 per sq. ft. (excluding short-term leases at two mall redevelopment properties), and had 19 terminated leases totaling approximately 90,000 square feet with average base rent of $12.12 per sq. ft.
Balance Sheet
Total assets were $1.82 billion at March 31, 2009 and $1.73 billion at December 31, 2008. The Company had total debt outstanding of $1,095.3 million at March 31, 2009 as compared to $1,013.5 million at December 31, 2008.
As previously announced, the Board of Directors suspended the Company’s quarterly common dividend for 2009 following payment of a common dividend in the first quarter of 2009 of approximately $5.3 million, or $0.1125 per share/OP unit.
At March 31, 2009, the Company’s fixed-rate debt was approximately 64% of total indebtedness with a weighted average remaining term of 6.1 years and a weighted average interest rate of 5.8%.
The Company has an announced development and redevelopment pipeline of approximately $311 million that it expects to put into service largely during the second half of 2009 and continuing into 2010. As of March 31, 2009, the Company had spent approximately $219 million of the estimated total project costs of the announced pipeline. It expects to fund the remaining estimated balance of development costs principally with borrowings under its existing secured revolving credit facilities.
Acquisitions In The First Quarter
In January and February 2009, the Company acquired, through joint ventures in which it has 40% interests, two supermarket-anchored shopping centers totaling approximately 523,000 square feet of GLA located respectively in New London, Connecticut and California, Maryland. The aggregate purchase price for the properties was approximately $72.5 million. Cedar’s portion, constituting approximately $7.6 million of the total equity above existing debt of approximately $54.6 million, including transaction costs, was funded from the Company’s stabilized property secured revolving credit facility.
Financial Guidance
While the Company is aware of its strong first quarter results, it reiterates its guidance with respect to FFO per share for 2009 in a range of $0.85 to $1.00 per share. In providing this guidance, it should be noted that there are several important variables which provide considerable uncertainty and lack of clear predictability of financial results for the balance of the year when compared to the results for 2008. They include the following, as previously set forth in our guidance:
•	potentially lower revenues and increased bad debt expense from tenant lease terminations and renegotiated lease arrangements,

•	increased interest costs and uncertainties as to the timing of completing the renewal of our existing secured revolving credit facility for our stabilized properties,

•	potential write-offs of development and acquisition costs on projects which may be canceled, and

•	lower scheduled amortization of intangible lease liabilities.
The foregoing guidance does not include the potential impact of increased mark-to-market costs of the Company’s stock-based compensation.
Supplemental Information Package
The Company has issued “Supplemental Financial Information” for the period ended March 31, 2009 and has filed such information today as an exhibit to Form 8-K, which will also be available on the Company’s website at www.cedarshoppingcenters.com.
Reference to Form 10-Q
Interested parties are urged to review the Form 10-Q to be filed with the Securities and Exchange Commission for the quarter ended March 31, 2009, when available, for further details. The Form 10-Q can also be linked through the “Investor Relations” section of the Company’s website.

Investor Conference Call
The Company will host a conference call on Wednesday, May 6, 2009, at 10:00 AM Eastern time to discuss the first quarter results. The conference call can be accessed by dialing (888) 637-7740 or (913) 312-1383 for international participants. A live webcast of the conference call will be available online on the Company’s website at www.cedarshoppingcenters.com. A replay of the call will be available from 1:00 PM Eastern time on May 6, 2009, until midnight Eastern time on May 20, 2009. The replay dial-in numbers are (888) 203-1112 or (719) 457-0820 for international callers. Please use passcode 7464118 for the telephonic replay. A replay of the Company’s webcast will be available on the Company’s website for a limited time.
About Cedar Shopping Centers
Cedar Shopping Centers, Inc. is a fully-integrated real estate investment trust which focuses primarily on ownership, operation, development and redevelopment of “bread and butter” supermarket-anchored shopping centers predominantly in coastal mid-Atlantic and New England states. The Company presently owns and operates approximately 12.7 million square feet of GLA at 122 shopping center properties, of which 75% are anchored by supermarkets and drugstores with average remaining lease terms of approximately 11 years. The Company’s stabilized properties have an occupancy rate of approximately 95%. The Company has also announced a pipeline of approximately 12 substantially pre-leased primarily supermarket- and drugstore-anchored development properties and development parcels.
Forward-Looking Statements
Statements made or incorporated by reference in this Supplemental Financial Information include certain “forward-looking statements”. Forward-looking statements include, without limitation, statements containing the words “anticipates”, “believes”, “expects”, “intends”, “future”, and words of similar import which express the Company’s beliefs, expectations or intentions regarding future performance or future events or trends. While forward-looking statements reflect good faith beliefs, expectations, or intentions, they are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements as a result of factors outside of the Company’s control. Certain factors that might cause such differences include, but are not limited to, the following: real estate investment considerations, such as the effect of economic and other conditions in general and in the Company’s market areas in particular; the financial viability of the Company’s tenants; the continuing availability of acquisition, development and redevelopment opportunities, on favorable terms; the availability of equity and debt capital (including the availability of construction financing) in the public and private markets; the availability of suitable joint venture partners and potential purchasers of the Company’s properties if offered for sale; changes in interest rates; the fact that returns from acquisition, development and redevelopment activities may not be at expected levels or at expected times; risks inherent in ongoing development and redevelopment projects including, but not limited to, cost overruns resulting from weather delays, changes in the nature and scope of development and redevelopment efforts, changes in governmental regulations relating thereto, and market factors involved in the pricing of material and labor; the need to renew leases or re-

let space upon the expiration or termination of current leases; and the financial flexibility to repay or refinance debt obligations when due and to fund tenant improvements and capital expenditures.
Non-GAAP Financial Measures — FFO
Funds From Operations (“FFO”) is a widely-recognized non-GAAP financial measure for REITs that the Company believes, when considered with financial statements determined in accordance with GAAP, is useful to investors in understanding financial performance and providing a relevant basis for comparison among REITs. In addition, FFO is useful to investors as it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciable assets. Investors should review FFO, along with GAAP net income, when trying to understand an equity REIT’s operating performance. The Company presents FFO because the Company considers it an important supplemental measure of its operating performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Among other things, the Company uses FFO or an adjusted FFO-based measure (1) as one of several criteria to determine performance-based bonuses for members of senior management, (2) in performance comparisons with other shopping center REITs, and (3) to measure compliance with certain financial covenants under the terms of the Company’s secured revolving credit facilities.
The Company computes FFO in accordance with the “White Paper” on FFO published by the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income attributable to common shareholders (determined in accordance with GAAP), excluding gains or losses from debt restructurings and sales of properties, plus real estate-related depreciation and amortization, and after adjustments for partnerships and joint ventures (which are computed to reflect FFO on the same basis).
FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income attributable to common shareholders or to cash flow from operating activities. FFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. Although FFO is a measure used for comparability in assessing the performance of REITs, as the NAREIT White Paper only provides guidelines for computing FFO, the computation of FFO may vary from one company to another.
The following table sets forth the Company’s calculations of FFO for the three months ended March 31, 2009 and 2008:

	Three months ended March 31,
	2009	2008

Net income attributable to common shareholders	3,999,000	$3,112,000
Add (deduct):
Real estate depreciation and amortization	12,391,000	11,461,000
Noncontrolling interests:
Limited partners’ interest	180,000	143,000
Minority interests in consolidated joint ventures	(354,000)	706,000
Minority interests’ share of FFO applicable to consolidated joint ventures	(832,000)	(1,781,000)
Equity in income of unconsolidated joint venture	(259,000)	(150,000)
FFO from unconsolidated joint venture	359,000	226,000

Funds From Operations	$15,484,000	$13,717,000

FFO per common share (assuming conversion of OP Units):
Basic	$0.33	$0.30

Diluted	$0.33	$0.30

Weighted average number of common shares:
Shares used in determination of basic earnings per share	44,880,000	44,458,000
Additional shares assuming conversion of OP Units (basic)	2,017,000	2,030,000

Shares used in determination of basic FFO per share	46,897,000	46,488,000

Shares used in determination of diluted earnings per share	44,880,000	44,459,000
Additional shares assuming conversion of OP Units (diluted)	2,017,000	2,030,000

Shares used in determination of diluted FFO per share	46,897,000	46,489,000

CEDAR SHOPPING CENTERS, INC.
Consolidated Balance Sheets

	March 31,	December 31,
	2009	2008
	(unaudited)
Assets
Real estate:
Land	$394,209,000	$379,780,000
Buildings and improvements	1,480,256,000	1,402,198,000

	1,874,465,000	1,781,978,000
Less accumulated depreciation	(158,418,000)	(146,997,000)

Real estate, net	1,716,047,000	1,634,981,000

Land held for sale	2,266,000	2,266,000
Investment in unconsolidated joint venture	5,385,000	4,976,000

Cash and cash equivalents	14,327,000	8,231,000
Restricted cash	13,877,000	14,004,000
Rents and other receivables, net	8,125,000	5,818,000
Straight-line rents receivable	14,962,000	14,322,000
Other assets	9,851,000	9,403,000
Deferred charges, net	32,977,000	33,127,000

Total assets	$1,817,817,000	$1,727,128,000

Liabilities and shareholders’ equity
Mortgage loans payable	$758,379,000	$708,983,000
Secured revolving credit facilities	336,925,000	304,490,000
Accounts payable and accrued expenses	43,699,000	46,548,000
Unamortized intangible lease liabilities	61,233,000	61,384,000

Total liabilities	1,200,236,000	1,121,405,000

Limited partners’ interest in Operating Partnership	14,279,000	14,271,000
Commitments and contingencies

Equity:
Cedar Shopping Centers, Inc. shareholders’ equity:
Preferred stock ($.01 par value, $25.00 per share liquidation value, 12,500,000 shares authorized, 3,550,000 shares issued and outstanding)	88,750,000	88,750,000
Common stock ($.06 par value, 150,000,000 shares authorized 45,062,000 and 44,468,000 shares, respectively, issued and outstanding)	2,704,000	2,668,000
Treasury stock (989,000 and 713,000 shares, respectively, at cost)	(9,864,000)	(9,175,000)
Additional paid-in capital	577,203,000	576,083,000
Cumulative distributions in excess of net income	(128,090,000)	(127,043,000)
Accumulated other comprehensive loss	(6,354,000)	(7,256,000)

Total Cedar Shopping Centers, Inc. shareholders’ equity	524,349,000	524,027,000

Noncontrolling interests:
Minority interests in consolidated joint ventures	69,672,000	58,150,000
Limited partners’ interest in Operating Partnership	9,281,000	9,275,000

Total noncontrolling interests	78,953,000	67,425,000

Total equity	603,302,000	591,452,000

Total liabilities and equity	$1,817,817,000	$1,727,128,000

CEDAR SHOPPING CENTERS, INC.
Consolidated Statements of Income
(unaudited)

	Three months ended March 31,
	2009	2008

Revenues:
Rents	$36,070,000	$34,380,000
Expense recoveries	10,563,000	9,048,000
Other	262,000	207,000

Total revenues	46,895,000	43,635,000

Expenses:
Operating, maintenance and management	9,301,000	8,210,000
Real estate and other property-related taxes	5,371,000	4,701,000
General and administrative	2,964,000	2,191,000
Depreciation and amortization	12,400,000	11,529,000

Total expenses	30,036,000	26,631,000

Operating income	16,859,000	17,004,000
Non-operating income and expense:
Interest expense, including amortization of deferred financing costs	(11,592,000)	(11,384,000)
Interest income	14,000	158,000
Equity in income of unconsolidated joint venture	259,000	150,000
Gain on sale of land parcel	239,000	—

Total non-operating income and expense	(11,080,000)	(11,076,000)

Net income	5,779,000	5,928,000

Less, net loss (income) attributable to noncontrolling interests:
Minority interests in consolidated joint ventures	354,000	(706,000)
Limited partners’ interest in Operating Partnership	(180,000)	(143,000)

Total net loss (income) attributable to noncontrolling interests	174,000	(849,000)

Net income attributable to Cedar Shopping Centers, Inc.	5,953,000	5,079,000

Preferred distribution requirements	(1,954,000)	(1,967,000)

Net income attributable to common shareholders	$3,999,000	$3,112,000

Per common share (basic and diluted) attributable to common shareholders	$0.09	$0.07

Dividends to common shareholders	$5,046,000	$10,004,000

Per common share	$0.1125	$0.2250

Weighted average number of common shares outstanding	44,880,000	44,458,000

CEDAR SHOPPING CENTERS, INC.
Consolidated Statements of Cash Flows
(unaudited)

	Three months ended March 31,
	2009	2008
Cash flow from operating activities:
Net income	$5,779,000	$5,928,000
Adjustments to reconcile net income to net cash provided by operating activities:
Non-cash provisions:
Equity in income of unconsolidated joint venture	(259,000)	(150,000)
Distributions from unconsolidated joint venture	200,000	132,000
Straight-line rents receivable	(640,000)	(711,000)
Depreciation and amortization	12,400,000	11,529,000
Amortization of intangible lease liabilities	(3,416,000)	(3,400,000)
Amortization/market price adjustments relating to stock-based compensation	(936,000)	734,000
Amortization of deferred financing costs	637,000	403,000
Increases/decreases in operating assets and liabilities:
Rents and other receivables, net	(2,307,000)	(1,509,000)
Other	(942,000)	(272,000)
Accounts payable and accrued expenses	(1,446,000)	(86,000)

Net cash provided by operating activities	9,070,000	12,598,000

Cash flow from investing activities:
Expenditures for real estate and improvements	(35,656,000)	(29,956,000)
Purchase of consolidated joint venture minority interests	—	(17,454,000)
Investment in unconsolidated joint venture	(350,000)	—
Construction escrows and other	(397,000)	(1,062,000)

Net cash (used in) investing activities	(36,403,000)	(48,472,000)

Cash flow from financing activities:
Net advances from revolving lines of credit	32,435,000	36,300,000
Proceeds from mortgage financings	8,000,000	27,500,000
Mortgage repayments	(11,520,000)	(25,147,000)
Payments/refund of deferred financing costs	(101,000)	200,000
Noncontrolling interests:
Contributions from consolidated joint venture minority interests, net	11,857,000	3,993,000
Distributions to consolidated joint venture minority interests	—	(266,000)
Distributions to limited partners	(227,000)	(457,000)
Preferred stock distributions	(1,969,000)	(1,970,000)
Distributions to common shareholders	(5,046,000)	(10,004,000)

Net cash provided by financing activities	33,429,000	30,149,000

Net increase (decrease) in cash and cash equivalents	6,096,000	(5,725,000)
Cash and cash equivalents at beginning of period	8,231,000	23,289,000

Cash and cash equivalents at end of period	$14,327,000	$17,564,000